Exhibit 21.1

SUBSIDIARIES OF

VOYAGER LEARNING COMPANY (Delaware)

December 2005

Voyager Learning Company subsidiaries are 100% owned by

Voyager Learning Company unless otherwise indicated

Voyager Learning Company - Subsidiary	Incorporation

ProQuest U.K. Holdings Limited * (Formerly known as Bell & Howell A-V Limited.	United Kingdom

- ProQuest IPI Limited (dormant) * (Formerly known as Bell & Howell Information and Learning Limited) (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

- ProQuest Business Solutions Limited * (Majority owned and controlled by ProQuest U.K. Holdings Limited; may have very limited share ownership by local director/resident as required by local law).	United Kingdom

- ProQuest Business Solutions Gmbh * (100% owned by ProQuest Business Solutions Limited)	Germany

- ProQuest Business Solutions, SARL * (100% owned by ProQuest Business Solutions Limited)	France

- ProQuest Business Solutions, SA * (100% owned by ProQuest Business Solutions Limited)	Spain

- ProQuest Business Solutions, SRL * (100% owned by ProQuest Business Solutions Limited)	Italy

- ProQuest Information and Learning Limited * (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

- Chadwyck-Healey Espana, SL * (100% owned by ProQuest Information and Learning Ltd.)	Spain

ProQuest Alison, Inc. *	Florida

ProQuest Content Operations, Inc. *	Delaware

ProQuest Information Access Limited *	Canada

ProQuest Business Solutions Inc. *	Delaware

- ProQuest Japan Company * (100% owned by ProQuest Business Solutions, Inc.)	Japan

- ProQuest Outdoor Solutions, Inc. * (100% owned by ProQuest Business Solutions, Inc.)	Delaware

- Syncata Corporation * (100% owned by ProQuest Business Solutions, Inc.)	California

- Syncata India Pvt. Limited * (majority owned by Syncata Corporation; may have very limited share ownership by local director/resident as required by local law).	India

- Technet Services, Inc. d/b/a/ Provisy * (100% owned by Syncata India Pvt. Limited)	California

ProQuest Information and Learning Company *	Delaware

- ProQuest Brazil Limitada (Ltda) * (99% owned by ProQuest Information and Learning Company, 1% owned by ProQuest Company)	Brazil

- Softline Information, Inc. * (100% owned by ProQuest Information and Learning Company)	New Hampshire

- Norman Ross Publishing, Inc. * (100% owned by ProQuest Information and Learning Company)	New York

- Bigchalk, Inc. * (100% owned by ProQuest Information and Learning Company)	Delaware

- Homeworkcentral.com, Inc. * (100% owned by Bigchalk, Inc.)	Delaware

- Mediaseek Technologies, Inc. * (100% owned by Bigchalk, Inc.)	Canada

- SIRS Publishing, Inc. * (100% owned by ProQuest Information and Learning Company)	Florida

- Copley Publishing Group, Inc. * (100% owned by ProQuest Information and Learning Company)	Massachusetts

- LearningPage.com, Inc. * (100% owned by ProQuest Information and Learning Company)	Arizona

- Serials Solution, Inc. * (100% owned by ProQuest Information and Learning Company)	Washington

- Voyager Holding Corp. (100% owned by ProQuest Information and Learning Company in 2005. Currently 100% owned by Voyager Learning Company)	Delaware

- ProQuest Learning I, LLC (100% owned by Voyager Holding Corp.)	Delaware

- ProQuest Learning II, LLC (100% owned by Voyager Holding Corp.)	Delaware

- Voyager Expanded Learning, LP (General Partner - ProQuest Learning I, LLC; Limited Partner - ProQuest Learning II, LLC)	Texas

*	As of the date of this filing no longer subsidiaries of Voyager Learning Company.